EXHIBIT 21.1

LIST OF SUBSIDIARIES OF EVO PAYMENTS, INC.

EVO Payments, Inc. has the following subsidiaries and ownership interests.

NAME	JURISDICTION OF ORGANIZATION
Delego Software ULC	Canada
EVO Merchant Services Canada Co.	Canada
EVO Payments International Corp. – Canada	Canada
Federated Payments Canada Corporation	Canada
Pago Facil Tecnologia SpA	Chile
Pagos y Servicios S.A. (50.1% owned)	Chile
PST Pago Facil SpA (50.1% owned)	Chile
Zenith Merchant Services, Inc.	Canada
Nodus Technologies (Suzhou) Co., Ltd.	China
EVO Czech Republic s.r.o	Czech Republic
EVO Payments International s.r.o. (66% owned)	Czech Republic
EVO Payments International Acquisition GmbH	Germany
EVO Payments International GmbH	Germany
EVO Payments International Holding GmbH & Co. KG	Germany
EVO Payments International Verwaltungs GmbH	Germany
Intelligent Payments Group Limited	Gibraltar
Myriad Payments Limited	Gibraltar
Briconi Holdings Limited	Ireland
EVO Payments International GmbH, Irish Branch	Ireland
International Transaction Payment Solutions, Limited	Ireland
Way2Pay Limited	Ireland
International Transaction Payment Solutions (Malta) Limited	Malta
CMAS Adquirente, S.A. de C.V.	Mexico
EMS Payments Mexico, S. de R.L. de C.V.	Mexico
EMS Servicios de Pago, S. de R.L. de C.V.	Mexico
EVO NA Holdings 1 S. de R.L. de C.V.	Mexico
EVO Payments Holdings, S. de R.L. de C.V.	Mexico
EVO Payments Mexico , S. de R.L. de C.V.	Mexico
Centrum Elektronicznych Usług Płatniczych eService Sp. z.o.o. (66% owned)	Poland
Universalpay, Entidad De Pago, S.L.	Spain
Clear One, S.L.	Spain
Anderson Zaks Limited	United Kingdom
EVO Merchant Services UK 1 Ltd.	United Kingdom
EVO Merchant Services UK 2 Ltd.	United Kingdom
EVO Payments International GmbH, UK Branch	United Kingdom
EVO Payments International UK Ltd.	United Kingdom

EVO Payments UK Holdings Ltd.	United Kingdom
EVO Payments UK Ltd.	United Kingdom
Commerce Payment Group, LLC (80% owned)	Delaware
Encore Payment Systems, LLC	Delaware
e-Onlinedata, LLC	Delaware
EPSG, LLC (35% owned)	Delaware
eZPay, LLC (33.33% owned)	Delaware
EVO Group Management, Inc	Delaware
EVO International Europe, LLC	Delaware
EVO Investco, LLC	Delaware
EVO Merchant Services, LLC	Delaware
EVO NA Holdings 2 LLC	Delaware
EVO Payments International, LLC	Delaware
Federated Payment Systems, LLC	Delaware
Nationwide Payment Solutions, LLC	Delaware
Nodus Technologies, Inc.	Delaware
Pineapple Payments, LLC	Delaware
Vision Payment Solutions, LLC	Delaware
Zenith Merchant Services, LLC	Delaware
Sterling Payment Technologies, LLC	Florida
PowerPay, LLC	Maine